Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Washington Mutual, Inc. on Form S-3 and related Prospectus of our report dated February 14, 1997, appearing on Form 10-K as amended by Form 10-K/A dated April 24, 1997 and our report dated October 2, 1997 on the Supplemental Consolidated Financial Statements of Washington Mutual, Inc. appearing on Form 8-K dated October 7, 1997.

We also consent to the reference to us under the heading "Experts" in such Registration Statement and Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Seattle, Washington

October 7, 1997
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